UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2021

(Date of earliest event reported)

FOLEY TRASIMENE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39456	85-1961020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, NV 89134

(Address of principal executive offices, including zip code)

(702) 323-7330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- third of one Warrant	BFT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	BFT	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BFT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

(a) As previously disclosed in the Current Report on Form 8-K (this “Form 8-K”) filed by Foley Trasimene Acquisition Corp. II (“FTAC” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 30, 2021, FTAC completed its business combination transaction (the “Business Combination”) with Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (“Paysafe”), following which FTAC became a wholly-owned subsidiary of Paysafe. Immediately following the effective time of the Business Combination, all of FTAC’s directors and officers resigned from FTAC. Following the closing of the Business Combination, on April 12, 2021, FTAC filed a Form 15 with the SEC to delist and deregister its securities pursuant to Rules 12g-4(a)(1) and 12h-3(b)(1)(i).

On April 12, 2021, the staff (the “Staff”) of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as FTAC.

In connection with such statement, FTAC revisited the accounting for its public warrants and private placement warrants issued in connection with FTAC’s initial public offering (the “Warrants”), as well as for the forward purchase agreement entered into with an anchor investor (the “FPA”), and determined that the Warrants and FPA should be treated as derivative liabilities pursuant to Accounting Standards Codification Subtopic 815-40, Contracts in Entity's Own Equity, rather than as components of equity as FTAC previously treated the Warrants and FPA. FTAC’s accounting for the Warrants and FPA as components of equity rather than as derivative liabilities did not have any effect on FTAC’s previously reported operating expenses, cash flows or cash.

As a result of the foregoing, on May 18, 2021, management of the Company prior to the closing of the Business Combination concluded that the unaudited interim financial statements of FTAC as of and for the period ended September 30, 2020 and the audited financial statements as of and for the year ended December 31, 2020 (collectively, the “Non-Reliance Periods”) should no longer be relied upon and that the audited balance sheet as of August 21, 2020 be revised, in each case because of the errors identified therein.

Consequently, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods and its audited balance sheet as of August 21, 2020, in each case to reflect the change in accounting treatment (the “Restatement”). The Company is filing its Form 10-K/A for the period ended December 31, 2020 to reflect the Restatement contemporaneously with the filing of this Form 8-K.

Management of FTAC prior to the closing of the Business Combination has discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent accountant.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foley Trasimene Acquisition Corp. II

May 18, 2021	By:	/s/ Ismail Dawood
	Name:	Ismail Dawood
	Title:	Chief Executive Officer